SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VII
Fidelity Select Portfolios
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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I M P O R T A N T
URGENT PROXY VOTING REQUEST
SHAREHOLDER MEETING ADJOURNED

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the funds and your investment in them. This information describes each proposal and asks for your vote on these important issues.

Many Fidelity funds are mailing proxy material at the same time. Please vote all proxies you receive. Your vote is important, no matter how large or small your holdings may be.

The Special Meeting of Shareholders originally scheduled for May 14, 2013 has been adjourned to June 18, 2013 at 8:45 a.m. Eastern Time (ET) due to insufficient shareholder participation. If you do not plan to attend the meeting, please indicate your vote on the enclosed proxy card(s). Shareholders who hold a fund in more than one account will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
2. Vote by Internet
Please visit the web site indicated on the enclosed proxy card(s) and follow the on-line instructions.
3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.
PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone. The funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify certain personal information for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-8544 (other than Advisor classes) or 1-877-208-0098 (Advisor classes only). We appreciate your immediate attention. Thank you.

Important information to help you
understand and vote on the proposals

Please read the full text of the proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You are being asked to vote on the following proposals:

1. To elect a Board of Trustees. The Fidelity Equity and High Income Fund Board of Trustees, with the support of Fidelity Management & Research Company (FMR), has made a decision to reorganize themselves into two separate groups and thereby create two Boards. In connection with this decision, you are being asked to elect a Board of Trustees to oversee the funds you own.

2. To approve a management contract between the fund and Fidelity SelectCo, LLC (SelectCo). Throughout 2012, FMR discussed with the Trustees plans to establish a new investment adviser, SelectCo, to manage sector-based funds and products. Fidelity believes that a separate investment adviser will be better positioned to focus on opportunities for growth within the sector investing space and on a distinct approach to sector investing and research. To that end, shareholders are being asked to approve a new management contract between SelectCo and each fund.

3. For shareholders of Fidelity Real Estate Investment Portfolio, Fidelity Telecom and Utilities Fund, Biotechnology Portfolio, Chemicals Portfolio, Computers Portfolio, and Health Care Portfolio only, a proposal requesting that the Board of Trustees institute "Procedures to prevent holding investments in companies that, in management's judgment, substantially contribute to genocide or crimes against humanity." Certain shareholders of the above-referenced funds (for purposes of Proposal 3, each a "Fund") have advised the Funds that they intend to present the following shareholder proposal at the Meeting. For the reasons set forth after the proposal, the Board of Trustees recommends a vote "AGAINST" the proposal.

1. To elect a Board of Trustees.

What do you mean by a two-Board structure?

Fidelity's mutual fund business and the broader mutual fund marketplace continue to expand and evolve. As a result, the Trustees of Fidelity's Equity and High Income Funds, together with FMR, have been considering ways to structure the Board for each Fidelity Equity and High Income Fund in order to ensure that Fidelity's mutual fund shareholders continue to be well served by Trustees in the years ahead. Historically, the Fidelity Equity and High Income Funds have been overseen by a single Board of Trustees. The Trustees of the Fidelity Equity and High Income Funds - with the support of FMR - have made a decision to segregate Fidelity's Equity and High Income Funds into two separate groups and thereby create two Boards. One Board will oversee Fidelity's sector funds (currently 64 funds with approximate assets of over $47 billion as of January 31, 2013), while the second Board will oversee the remainder of Fidelity's Equity and High Income Funds (currently 170 funds with approximate assets of over $730 billion as of January 31, 2013). The Trustees believe that restructuring the current Board into two separate Boards will take into account the opportunities for each Board to focus on a smaller group of funds and Fidelity's commitment to continue to provide sufficient support for the operation of multiple Boards.

Why did the Fidelity Equity and High Income Fund Board of Trustees decide to reorganize into two separate Boards?

The Board made this decision because it believes adopting a separate board structure for Fidelity's sector business will promote greater focus on fund-specific issues and will further align the interests of each Board and Fidelity.

• Greater focus on fund-specific issues. A multiple equity board structure will allow each board to focus on issues specific to the funds under that board's oversight. Investment strategies continue to evolve in complexity and the range of investment products available in the marketplace is expanding. The Board expects this trend to continue and its desire to reorganize is based on opportunities to grow Fidelity's sector funds' market share and potentially to expand the overall sector investing space.

• Aligning focus of each Board and Fidelity. Although part of Fidelity's broader Equity group, the growth of its sector business will increasingly rely on separate priorities and opportunities for growth, as well as a distinct culture and approach to investing and research. A separate board for this group of funds will be able to work more closely with management to focus on the unique needs of sector investing disciplines.

What role does the Board play?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including consideration of policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.

What is the affiliation of the Board and Fidelity?

The Board consists of 11 individuals. The purpose of the Board is to ensure that shareholders' best interests are protected in the operation of a mutual fund. There are two "Interested" trustees and nine "Independent" trustees. Trustees are determined to be "Interested" by virtue of, among other things, their affiliation with the funds, trust, or various other entities under common control with FMR. Interested Trustees are compensated by FMR. Independent Trustees have no affiliation with FMR and are compensated by each individual fund.

Are Board members paid?

Each Independent Trustee receives a fee for his or her service on the Board. You can find the compensation table, which details these fees, in the proxy statement.

2. To Approve a management contract between the fund and Fidelity SelectCo, LLC.

Why am I being asked to approve a new management contract?

Throughout 2012, FMR discussed with the Trustees plans to establish a new investment adviser, SelectCo, to manage sector-based funds and products. Fidelity believes that a separate investment adviser will be better positioned to focus on opportunities for growth within the sector investing space and on a distinct approach to sector investing and research. To that end, shareholders are being asked to approve a new management contract between SelectCo and each fund. You are being asked to vote separately on Proposal 2 solely with respect to the fund(s) that you own.

What is different about the new management contract?

The terms of the New Management Contracts are identical to those of the current management contracts with FMR (the Current Management Contracts), except with respect to the name of the investment adviser and the dates of execution and the initial two-year term of the contract. Additionally, the fees payable to SelectCo under the New Management Contracts are identical to the fees payable to FMR under the Current Management Contracts.

How will the new management contract impact the day-to-day management of the funds?

If a New Management Contract is approved by shareholders with respect to a fund, there would be no change to (i) the investment process or strategies employed in the management of the fund's assets or (ii) the day-to-day management of the fund or the persons primarily responsible for such management.

General Questions on the Proxy

Has the funds' Board of Trustees approved each proposal?

Yes. Each of the proposals has been carefully reviewed by the Board of Trustees. The Trustees, most of whom are not affiliated with Fidelity, are responsible for protecting your interests as a shareholder. The Trustees believe that two of these proposals are in the interests of shareholders - the proposal to elect a Board of Trustees and the proposal to approve a management contract between the fund and SelectCo. They recommend that you vote FOR these proposals. They recommend that you vote AGAINST the proposal submitted by shareholders of certain funds.

Who is D.F. King & Co., Inc.?

D.F. King is a third party proxy vendor that Fidelity hires to call shareholders and record proxy votes. In order to hold a shareholder meeting, quorum must be reached. If quorum is not attained, the meeting may adjourn to a future date. Fidelity attempts to reach shareholders via multiple mailings to remind them to cast their vote. As the meeting approaches, phone calls may be made to clients who have not yet voted their shares so that the shareholder meeting does not have to be postponed.

Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to make a call to you to solicit your vote.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of each of the funds on the record date. The record date is March 18, 2013.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing them in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may vote through the internet by visiting the web site indicated on your proxy card and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-877-208-0098 (Advisor classes only) or 1-800-544-8544 (other than Advisor classes).

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

eFail Buckslip - to be sent to a shareholder that has consented to receive proxy solicitations electronically but in attempting to deliver an e-mail failure occurred:

Dear Investor,

We were unable to notify you electronically of the Availability of Important Proxy Materials for a Fidelity fund maintained in your account(s). We attempted to send the notice to your e-mail address, as reflected on our records. That e-mail address appears to be invalid.

To correct your e-mail address, please log in to one or more of your online account(s) and follow the instructions.

If this e-mail address is correct, there may be another issue preventing the receipt of these e-mails. Here are some things you should do:

  Confirm that your e-mail account is still active.
  Make sure that your e-mail inbox is not full (over its capacity).
  If you are using an e-mail address provided by your employer, make sure that you can receive e-mails from outside parties.
  Ask your e-mail provider if it has experienced an outage in its system.

Because we were unable to send the notice to you electronically, we are sending this notice and the related Proxy Materials (enclosed) to you in paper form. You may continue to receive Proxy Materials in paper form until you provide us with a valid e-mail address.

Please read the enclosed Proxy Materials and vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.

Form of

Telephone Reminder Script

[Note to Representative: This script should be used for [insert name(s) of fund(s) that will be holding a meeting]. These fund(s) are scheduled to hold a shareholder meeting on [insert shareholder meeting date] [if meeting has been adjourned add: which has been adjourned to [insert date of rescheduled shareholder meeting]]. Participants that owned the fund(s) on [insert record date] are eligible to vote at this shareholder meeting.]

Scenario 1 - Proxy has been mailed to participants but we have not received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

•I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

•There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. Voting is easy. You can cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 2 - Proxy has been mailed to participants and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

•I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

•There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 3 - Scheduled shareholder meeting has been adjourned due to lack of participation and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

•I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

•Did you know that the fund[´s/s'] shareholder meeting originally scheduled for [state date of original meeting] has been postponed to [state date of new shareholder meeting] due to lack of shareholder participation? Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation.

Form of

Internet Posting

Your Fund Needs Your Proxy Vote!

If you receive a proxy ballot for a mutual fund that you hold in your retirement account, please vote promptly.

You may have a fund in your [client: insert name of plan(s)] account that has requested your participation in a proxy vote. The fund must receive proxy votes from a majority of shareholders in order to hold a shareholder meeting. Without your vote, the meeting may have to be postponed, and you may continue to receive solicitations for your vote.

Please remember your vote is very important - whether you hold many shares or just a few. So if you receive a proxy request, please respond promptly.

Thank you.

Fidelity Investments Institutional Operations Company, Inc. 245 Summer St., Boston, MA 02210

387349